Exhibit 99.1

Contacts: (Media) Elise Eberwein
480/693-5574

(Investors) Derek Kerr
480/693-5710

FOR IMMEDIATE RELEASE: Tuesday, Oct. 21, 2003

AMERICA WEST REPORTS THIRD QUARTER 2003 PROFIT

Highlights include:

•	Net income for the Company’s third quarter 2003 was $32.9 million or $0.60 per diluted earnings per share vs. a net loss of $49.6 million or $1.47 per share in the same quarter in 2002.

•	Passenger revenue per available seat mile (RASM) improved 14.3 percent from the third quarter 2002 despite a 5.0 percent increase in stage length.

•	Operating cost per available seat mile (CASM) declined 2.1 percent from the third quarter 2002 despite a 13.1 percent increase in average fuel price. Excluding fuel and special charges, CASM declined 5.1 percent.

•	Total cash at the end of the Company’s third quarter 2003 was $584.5 million, of which $471.2 was unrestricted cash.

     PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc. and The Leisure Company, today reported a third quarter profit of $32.9 million or $0.60 per diluted earnings per share (EPS). For the same period a year ago, America West reported a net loss of $49.6 million or $1.47 per share. Excluding special items and the recognition of federal government assistance, America West’s net loss for its third quarter 2002 was $57.8 million, or $1.71 per share.

     “Posting our second consecutive profitable quarter provides continued confirmation of America West’s turnaround, and we are extremely pleased with our third quarter results,” said W. Douglas Parker, chairman and chief executive officer. “From our new, simplified pricing structure to our reliable and outstanding operation, the transformation of America West is evident in every aspect of our business.”

America West Airlines’ Third Quarter Revenue and Cost Performance

     The airline’s operating revenues for its third quarter 2003 increased 14.0 percent to $581.6 million from the same period last year. Revenue passenger miles (RPMs) during the third quarter increased 5.2 percent to 5.6 billion on 1.2 percent less capacity, as measured by available seat miles (ASMs). This resulted in a record third quarter load factor of 79.8 percent, an increase of 4.9 points from the same period last year. Passenger revenue per available seat mile (RASM) during the third quarter 2003 increased 14.3 percent to 7.82 cents, while passenger yields during the same time period increased 7.3 percent to 9.81 cents.

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America West Holdings Corporation
Third Quarter 2003 Earnings / 2

     “We generated significant year-over-year unit revenue improvements during our third quarter, and believe it to be among the best in the industry,” Parker said. “America West not only experienced a higher load factor during our third quarter 2003, we also improved our yield by 7.3 percent. This yield improvement was driven principally by the continuing shift of business customers to our simplified fare structure and full service amenities.”

     The airline’s operating costs per available seat mile (CASM) during third quarter 2003 decreased 2.1 percent to 7.57 cents. On average, the airline paid 84.61 cents per gallon for fuel during third quarter 2003, an increase of 13.1 percent from the same period last year. Excluding fuel and special charges, CASM decreased 5.1 percent to 6.27 cents from 6.61 cents.

Operational Achievements

     During the airline’s third quarter 2003, 83.0 percent of flights arrived on time (within 15 minutes of scheduled arrival), as defined by the Department of Transportation. The airline cancelled only 0.7 percent of its scheduled flights during its third quarter, resulting in a completion factor of 99.3 percent.

     Parker continued, “The America West team, comprised of approximately 12,000 employees, received bonus payments for operational excellence achieved during June, July and August 2003. During those months, we achieved some of the best on-time performance numbers in our history. This was accomplished while reducing customer complaints, and we thank our employees for their outstanding efforts.”

Liquidity

     As of Sept. 30, 2003, the Company had $584.5 million in cash, of which $471.2 million was unrestricted. This represents an increase in total cash of $120.1 million vs. the end of the Company’s second quarter 2003. During the third quarter 2003, the Company completed a private placement of 7.25 percent senior exchangeable notes due in 2023, which raised $86.8 million in proceeds. As a result of the offering, the Company placed $42.9 million in a cash collateral account, which is included in the airline’s restricted cash on its balance sheet, to secure one of the scheduled principal payments of its Air Transportation Stabilization Board (ATSB) loan.

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America West Holdings Corporation
Third Quarter 2003 Earnings / 3

Future Marketing Initiatives

     America West intends to increase capacity by 8 to 10 percent during 2004. Parker continued, “We have successfully transformed our business model into a low-fare, full service carrier, and the positive results of that transformation are evident in our third quarter results. We look forward to inaugurating our first non stop, transcontinental service later this month. This new service provides growth for America West and adds a new element to our traditional hub and spoke model. We will continue to analyze more point-to-point growth opportunities in order to increase utilization of assets and bring low fare, full service travel to markets that currently do not offer that option to customers.”

Shares Outstanding

     America West Holdings has approximately 35.0 million shares outstanding in its computation of basic earnings per share. As part of the airline’s restructuring in January 2002, and as part of its ongoing business practices, the Company has issued warrants and options that are common stock equivalents for the purpose of calculating diluted earnings per share. This increases the Company’s total outstanding share count by 15.8 million shares at Sept. 30, 2003. In addition, as part of the Company’s 2002 restructuring, in exchange for concessions, the Company has approximately $100 million in 7.5 percent senior convertible debt outstanding that can be converted to equity for a conversion price of $12 per share. Under U.S. Generally Accepted Accounting Principles (GAAP), the “if converted” method must be used to determine the effect of convertible debt on the computation of diluted EPS. The “if converted” method assumes the debt was converted to equity at the beginning of the reporting period. Using this approach, the Company’s long-term debt would be reduced by approximately $100 million, while the diluted share count would increase by 8.5 million shares. Since America West earned a profit in its third quarter 2003 and the shares associated with the conversion are dilutive, the shares must be included when calculating the Company’s diluted EPS (see page 8). This brings the Company’s total diluted share count to 59.3 million at Sept. 30, 2003.

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America West Holdings Corporation
Third Quarter 2003 Earnings / 4

Additional Business Developments

     America West had other important accomplishments in the quarter including:

•	Celebrated the airline’s 20th anniversary on Aug. 1;

•	Announced new, nonstop transcontinental service between several major West and East Coast markets, including Los Angeles and Boston and New York/JFK, which will begin Oct. 26, 2003; San Francisco and New York/JFK, which will begin Dec. 19, 2003; and San Francisco and Boston, which will begin March 1, 2004;

•	Announced new service to San Jose, Costa Rica, which will begin Dec. 1, 2003;

•	Announced new service to Edmonton, Alberta, Canada and Monterrey, Mexico, which began Oct. 20, 2003;

•	Received Logistics Management magazine’s Quest for Quality Award recognizing the airline’s cargo operations in the areas of on-time performance, customer service and value.

Analyst Conference Call/Webcast Details

     America West will conduct a live audio webcast of its earnings call today at 1 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. A replay of today’s call will be available in the Public/Investor Relations portion of the airline’s Web site through Oct. 27, 2003.

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier, serving 92 destinations in the U.S., Canada and Mexico. The Leisure Company, also a wholly owned subsidiary, is one of the nation’s largest tour packagers.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Financial Tables to Follow

America West Holdings Corporation
Third Quarter 2003 Financial Results / 5

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$552,564	$489,327	12.9
Cargo	6,201	6,045	2.6
Other	33,537	24,979	34.3

Total operating revenues	592,302	520,351	13.8

Operating expenses:
Salaries and related costs	156,623	155,100	1.0
Aircraft rental	74,417	76,548	(2.8)
Rentals and landing fees	38,210	39,904	(4.2)
Aircraft fuel	91,595	81,673	12.1
Agency commissions	5,589	8,357	(33.1)
Aircraft maintenance materials and repairs	50,854	57,726	(11.9)
Depreciation and amortization	16,407	18,946	(13.4)
Special charges, net	—	(2,000)	(100.0)
Other	108,472	124,264	(12.7)

Total operating expenses	542,167	560,518	(3.3)

Operating income (loss)	50,135	(40,167)	—

Nonoperating income (expenses):
Interest income	1,666	2,427	(31.4)
Interest expense, net	(19,484)	(17,887)	8.9
Federal government assistance	—	6,202	(100.0)
Other, net	625	(157)	—

Total nonoperating expenses, net	(17,193)	(9,415)	82.6

Income (loss) before income tax benefit	32,942	(49,582)	—

Income tax benefit	—	—	—

Net income (loss)	$32,942	$(49,582)	—

Income (loss) per share:
Basic	$0.94	$(1.47)	—

Diluted	$0.60	$(1.47)	—

Shares used for computation:
Basic:	35,037	33,723	—

Diluted:	59,285	33,723	—

America West Holdings Corporation
Third Quarter 2003 Financial Results / 6

America West Airlines, Inc.
Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$552,564	$489,327	12.9
Cargo	6,201	6,045	2.6
Other	22,847	14,678	55.7

Total operating revenues	581,612	510,050	14.0

Operating expenses:
Salaries and related costs	156,059	154,636	0.9
Aircraft rental	74,417	76,548	(2.8)
Rentals and landing fees	38,210	39,904	(4.2)
Aircraft fuel	91,595	81,673	12.1
Agency commissions	5,589	8,357	(33.1)
Aircraft maintenance materials and repairs	50,854	57,726	(11.9)
Depreciation and amortization	16,407	18,946	(13.4)
Special charges, net	—	(2,000)	(100.0)
Other	101,541	116,492	(12.8)

Total operating expenses	534,672	552,282	(3.2)

Operating income (loss)	46,940	(42,232)	—

Nonoperating income (expenses):
Interest income	3,361	4,080	(17.6)
Interest expense, net	(21,276)	(19,664)	8.2
Federal government assistance	—	6,202	(100.0)
Other, net	625	(157)	—

Total nonoperating income (expenses), net	(17,290)	(9,539)	81.3

Income (loss) before income tax benefit	$29,650	$(51,771)	—

America West Holdings Corporation
Third Quarter 2003 Financial Results / 7

	3 Months Ended	3 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating Statistics:
Number of aircraft at end of period	140	142	(1.4)
Available seat miles/ASMs (in millions)	7,062	7,149	(1.2)
Block hours	129,830	132,789	(2.2)
Average stage length (miles)	1,006	958	5.0
Revenue passenger miles/RPMs (in millions)	5,635	5,356	5.2
Load factor (%)	79.8	74.9	4.9	points
Passenger enplanements (000)	5,322	5,165	3.0
Passenger yield (cents)	9.81	9.14	7.3
Passenger revenue per ASM (cents)	7.82	6.84	14.3
Operating revenue per ASM (cents)	8.24	7.13	15.6
Operating cost per ASM (cents)	7.57	7.73	(2.1)
Operating cost per ASM excluding special charges (cents)	7.57	7.75	(2.3)
Operating cost per ASM excluding special charges and fuel (cents)	6.27	6.61	(5.1)
Average fuel cost per gallon (cents)	84.61	74.79	13.1
Fuel gallons consumed (in millions)	108.3	109.2	(0.8)

America West Holdings Corporation
Third Quarter 2003 Financial Results / 8

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items For The Three Months Ended September 30

	3 Months Ended	3 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in millions except per share amounts)
Basic income (loss) per share:
Net income (loss) as reported	$32.9	$(49.6)
Special Items Revision of estimated special charges recorded in 2001 (1)	—	(2.0)
Federal government assistance (2)	—	(6.2)

Net income (loss) as adjusted for special items	$32.9	$(57.8)

Weighted average common shares outstanding	35,037	33,723
Net income (loss) as reported	$0.94	$(1.47)
Special Items
Revision of estimated special charges recorded in 2001	—	(0.06)
Federal government assistance	—	(0.18)

Net income (loss) excluding special items	$0.94	$(1.71)

Diluted income (loss) per share:
Net income (loss) as reported	$32.9	$(49.6)
Interest expense on 7.5% convertible senior notes	2.7	—

Income (loss) for purposes of computing diluted net income (loss) per share	$35.6	$(49.6)
Special Items
Revision of estimated special charges recorded in 2001	—	(2.0)
Federal government assistance	—	(6.2)

Net income (loss) as adjusted for special items	$35.6	$57.8

Share computation:
Weighted average common shares outstanding	35,037	33,723
Assumed exercise of stock options and warrants	15,784	—
Assumed conversion of 7.5% convertible senior notes	8,464	—

Weighted average common shares outstanding for purposes of computing diluted net income (loss) per share	59,285	33,723
Net income (loss) as reported	$0.60	$(1.47)
Special Items
Revision of estimated special charges recorded in 2001	—	(0.06)
Federal government assistance	—	(0.18)

Net income (loss) excluding special items	$0.60	$(1.71)

America West Holdings Corporation
Third Quarter 2003 Financial Results / 9

Notes
(1)	The third quarter of 2002 includes a $2.0 million reduction in special charges due to a revision of the estimated costs related to the early termination of certain aircraft leases.
(2)	The third quarter of 2002 includes a $6.2 million gain related to federal grant proceeds received under the Air Transportation Safety and System Stabilization Act.

Reconciliation of Airline Operating Cost per ASM Excluding Special Charges and Fuel

	3 Months Ended	3 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in millions)
Operating expenses	$534.7	$552.3
Special charges	—	2.0

Operating expenses, excluding special charges	534.7	554.3
Fuel expense	(91.6)	(81.7)

Operating expenses, excluding special charges and fuel expense	$443.1	$472.6

	3 Months Ended	3 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in cents)
Operating cost per ASM	$7.57	$7.73
Special charges	—	0.02

Operating cost per ASM, excluding special charges	7.57	7.75
Fuel expense	(1.30)	(1.14)

Operating cost per ASM, excluding special charges and fuel expense	$6.27	$6.61

America West Holdings Corporation
Third Quarter 2003 Financial Results / 10

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)

	September 30, 2003	December 31, 2002

	(unaudited)
Assets
Current assets
Cash equivalents and short-term investments	$426,501	$360,488
Restricted cash	43,876	—
Other current assets, net	335,553	248,428

Total current assets	805,930	608,916

Property and equipment, net	606,025	649,760
Other assets
Investments in debt securities	44,688	—
Restricted cash	69,433	45,968
Other assets	136,965	134,309

Total assets	$1,663,041	$1,438,953

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$98,230	$22,238
Other liabilities	585,802	488,596

Total current liabilities	684,032	510,834

Long-term debt, less current maturities	708,736	712,982
Deferred credits and other noncurrent liabilities	142,791	146,959
Stockholders’ equity	127,482	68,178

Total liabilities and stockholders’ equity	$1,663,041	$1,438,953

America West Holdings Corporation
Third Quarter 2003 Financial Results / 11

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	9 Months Ended	9 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$1,591,496	$1,433,611	11.0
Cargo	21,101	20,620	2.3
Other	78,709	70,557	11.6

Total operating revenues	1,691,306	1,524,788	10.9

Operating expenses:
Salaries and related costs	472,765	443,669	6.6
Aircraft rental	221,862	220,057	0.8
Rentals and landing fees	115,475	119,716	(3.5)
Aircraft fuel	271,481	213,209	27.3
Agency commissions	18,072	33,114	(45.4)
Aircraft maintenance materials and repairs	173,572	186,521	(6.9)
Depreciation and amortization	51,036	53,331	(4.3)
Special charges, net	14,370	19,030	(24.5)
Other	332,373	358,353	(7.2)

Total operating expenses	1,671,006	1,647,000	1.5

Operating income (loss)	20,300	(122,212)	—

Nonoperating income (expenses):
Interest income	4,231	8,468	(50.0)
Interest expense, net	(57,504)	(55,018)	4.5
Federal government assistance	81,255	8,466	—
Other, net	2,326	(2,449)	—

Total nonoperating income (expenses), net	30,308	(40,533)	—

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	50,608	(162,745)	—

Income tax benefit	—	(35,071)	(100.0)

Income (loss) before cumulative effect of change in accounting principle	50,608	(127,674)	—

Cumulative effect of change in accounting principle	—	(208,223)	(100.0)

Net income (loss)	$50,608	$(335,897)	—

Basic income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$1.48	$(3.79)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Basic income (loss) per share	$1.48	$(9.96)	—

Diluted income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$1.18	$(3.79)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Diluted income (loss) per share	$1.18	$(9.96)	—

Shares used for computation:
Basic:	34,161	33,726	—

Diluted:	49,507	33,726	—

America West Holdings Corporation
Third Quarter 2003 Financial Results / 12

America West Airlines, Inc.
Statements of Operations
(in thousands)
(unaudited)

	9 Months Ended	9 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$1,591,496	$1,433,611	11.0
Cargo	21,101	20,620	2.3
Other	48,476	42,562	13.9

Total operating revenues	1,661,073	1,496,793	10.9

Operating expenses:
Salaries and related costs	470,992	442,319	6.5
Aircraft rental	221,862	220,057	0.8
Rentals and landing fees	115,475	119,716	(3.5)
Aircraft fuel	271,481	213,209	27.3
Agency commissions	18,072	33,114	(45.4)
Aircraft maintenance materials and repairs	173,572	186,521	(6.9)
Depreciation and amortization	51,036	53,331	(4.3)
Special charges, net	13,979	19,030	(26.5)
Other	310,380	335,111	(7.4)

Total operating expenses	1,646,849	1,622,408	1.5

Operating income (loss)	14,224	(125,615)	—

Nonoperating income (expenses):
Interest income	9,247	13,469	(31.3)
Interest expense, net	(62,805)	(60,289)	4.2
Federal government assistance	81,255	8,466	—
Other, net	2,326	(2,449)	—

Total nonoperating income (expenses), net	30,023	(40,803)	—

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	$44,247	$(166,418)	—

America West Holdings Corporation
Third Quarter 2003 Financial Results / 13

	9 Months Ended	9 Months Ended	Percent
	September 30, 2003	September 30, 2002	Change

		(as restated)
Operating Statistics:
Number of aircraft at end of period	140	142	(1.4)
Available seat miles/ASMs (in millions)	20,887	20,076	4.0
Block hours	389,509	374,366	4.0
Average stage length (miles)	995	943	5.5
Revenue passenger miles/RPMs (in millions)	16,009	14,807	8.1
Load factor (%)	76.6	73.8	2.8	points
Passenger enplanements (000)	15,162	14,547	4.2
Passenger yield (cents)	9.94	9.68	2.7
Passenger revenue per ASM (cents)	7.62	7.14	6.7
Operating revenue per ASM (cents)	7.95	7.46	6.6
Operating cost per ASM (cents)	7.88	8.08	(2.5)
Operating cost per ASM excluding special charges (cents)	7.82	7.99	(2.1)
Operating cost per ASM excluding special charges and fuel (cents)	6.52	6.92	(5.8)
Average fuel cost per gallon (cents)	85.39	69.84	22.3
Fuel gallons consumed (in millions)	317.9	305.3	4.1

America West Holdings Corporation
Third Quarter 2003 Financial Results / 14

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items For The Nine Months Ended September 30

	9 Months Ended	9 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in millions except per share amounts)
Basic and diluted income (loss) per share:
Net income (loss) as reported	$50.6	$(335.9)
Cumulative effect of change in accounting principle (1)	—	208.2

Income (loss) before cumulative effect of change in accounting principle	50.6	(127.7)
Net operating loss carrybacks (2)	—	(35.1)

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	50.6	(162.8)
Special Items
Gain on airframe exchange (3)	(4.4)	—
Special charges (4)	15.5	21.0
Revision of estimated special charges recorded in 2001 (5)	(1.1)	(2.0)
Write-down of investment (6)	—	2.8
Federal government assistance (7)	(81.3)	(8.5)

Loss before income tax benefit and cumulative effect of change in accounting principle, as adjusted for special items	$(20.7)	$(149.5)

Weighted average common shares outstanding	34,161	33,726

Net income (loss) as reported	$1.48	$(9.96)
Cumulative effect of change in accounting principle	—	6.17
Net operating loss carrybacks	—	(1.04)

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	$1.48	$(4.83)

Special Items
Gain on airframe exchange	(0.13)	—
Special charges	0.45	0.62
Revision of estimated special charges recorded in 2001	(0.03)	(0.06)
Write-down of investment	—	0.08
Federal government assistance	(2.38)	(0.25)

Loss before income tax benefit and cumulative effect of change in accounting principle, as adjusted for special items	$(0.61)	$(4.44)

Notes

(1)  The 2002 period includes the cumulative effect of a change in accounting principle of $208.2 million related to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”

(2)  The 2002 period includes net operating loss carrybacks of $35.1 million resulting from Holdings’ 2001 consolidated income tax return, which included a claim to carryback losses incurred in 2001 to the tax years 1996 through 2000 due to a change in U.S. income tax law.

(3)  The 2003 period includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

America West Holdings Corporation
Third Quarter 2003 Financial Results / 15

(4)  The 2003 period includes $11.1 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio; $2.6 million for the impairment loss of three owned Boeing 737-200 aircraft that have been or will be grounded; $2.3 million related to the reduction-in-force in April and a $0.5 million reduction related to the revision of estimated costs associated with the sale and leaseback of certain aircraft. The 2002 period includes $21.0 million of special charges primarily related to the restructuring completed on January 18, 2002.

(5)  The 2003 period includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases. The 2002 period includes a $2.0 million revision of estimate for 2001 special charges.

(6)  The 2002 period includes a $2.8 million nonoperating charge related to the write-down of an investment in an e-commerce entity.

(7)  The 2003 period includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier fees paid or collected as of April 2003. The 2002 period includes $8.5 million, which represents the final adjustment of monies received under the Air Transportation Safety and System Stabilization Act.

Reconciliation of Airline Operating Cost per ASM Excluding Special Items and Fuel

	9 Months Ended	9 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in millions)
Operating expenses	$1,646.8	$1,622.4
Special items:
Gain on airframe exchange	4.4	—
Special charges	(15.1)	(21.0)
Revision of estimated special charges recorded in 2001	1.1	2.0

Operating expenses, excluding special items	1,637.2	1,603.4
Fuel expense	(271.5)	(213.2)

Operating expenses, excluding special items and fuel expense	$1,365.7	$1,390.2

	9 Months Ended	9 Months Ended
	September 30, 2003	September 30, 2002

		(as restated)
	(in cents)
Operating cost per ASM	$7.88	$8.08
Special items:
Gain on airframe exchange	0.02	—
Special charges	(0.07)	(0.09)
Revision of estimated special charges recorded in 2001	0.01	—

Operating cost per ASM, excluding special items	7.84	7.99
Fuel expense	(1.30)	(1.07)

Operating cost per ASM, excluding special items and fuel expense	$6.54	$6.92